D+H Group LLP
Chartered Accountants

July 3, 2012

Consent of Independent Registered Chartered Accountants

We hereby consent to the inclusion, in this registration statement on Form 20-F of Stellar Biotechnologies, Inc., of our report dated November 30, 2011 on our audit of the consolidated financial statements of the Company as at August 31, 2011 and 2010 and for the years ended August 31, 2011, 2010 and 2009.

"D&H Group LLP"

Chartered Accountants

D+H Group LLP Chartered Accountants
10th Floor, 1333 West Broadway
Vancouver, British Columbia
Canada V6H 4C1
Telephone: 604 731 5881
Facsimile: 604 731 9923
Email: info@dhgroup.ca
www.DHgroup.ca
A B.C. Limited Liability Partnership of Corporations